Exhibit 99.1
THE POWERFUL MAST CELL a promising target in treating allergic and inflammatory diseases April 25, 2024

Today’s agenda and speakers 2 WELCOME & INTRODUCTION Fouad Namouni, MD President, Research & Development A BLUEPRINT FOR TARGETING MAST CELLS Percy H. Carter, PhD, MBA Chief Scientific Officer MAST CELLS: POWERFUL DRIVERS OF DISEASE Becker Hewes, MD Chief Medical Officer Mariana Castells, MD, PhD Brigham and Women’s Hospital

Forward-looking statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding plans, strategies, timelines and expectations for the company’s future business growth, including the company’s vision for mast cell driven diseases and the possibility of capturing multiple blockbuster opportunities; statements regarding whether any of the company’s product candidates will successfully address medical needs; statements regarding the company’s potential to drive innovation in allergic and inflammatory disease and its potential to revolutionize the allergy/inflammation space with BLU-808; statements regarding plans and expectations for the company’s current or future approved drugs and drug candidates; the potential benefits of any of the company’s current or future approved drugs or drug candidates in treating patients; and the company’s strategy, goals, business plans and focus. The words “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this presentation are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this presentation, including, without limitation, risks and uncertainties related the company’s ongoing and planned research and discovery activities, ability to conduct ongoing and planned clinical trials, clinical supply of current or future drug candidates, commercial supply of current or future approved products, and launching, marketing and selling current or future approved products; the company’s ability and plans to continue to expand a commercial infrastructure, and successfully launch, market and sell current or future approved products; the company’s ability to successfully expand the approved indications for AYVAKIT/AYVAKYT or obtain marketing approval for AYVAKIT/AYVAKYT in additional geographies in the future; the delay of any current or planned clinical trials or the development of the company’s current or future drug candidates; the company’s advancement of multiple early-stage efforts; the company’s ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all; the preclinical and clinical results for the company’s drug candidates, which may not support further development of such drug candidates either as monotherapies or in combination with other agents or may impact the anticipated timing of data or regulatory submissions; the timing of the initiation of clinical trials and trial cohorts at clinical trial sites and patient enrollment rates; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; the company’s ability to obtain, maintain and enforce patent and other intellectual property protection for AYVAKIT/AYVAKYT or any drug candidates it is developing; the company’s ability to successfully expand its operations, research platform and portfolio of therapeutic candidates, and the timing and costs thereof; and the success of the company’s current and future collaborations, financing arrangements, partnerships or licensing arrangements. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the company’s filings with the Securities and Exchange Commission (SEC), including the company’s most recent Annual Report on Form 10-K, as supplemented by its most recent Quarterly Report on Form 10-Q and any other filings that the company has made or may make with the SEC in the future. The forward-looking statements in this presentation are made only as of the date hereof, and except as required by law, the company undertakes no obligation to update any forward-looking statements contained in this presentation as a result of new information, future events or otherwise. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. This presentation also contains estimates, projections and other statistical data made by independent parties and by the company relating to market size and growth and other data about the company's industry. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of the company's future performance and the future performance of the markets in which the company operates are necessarily subject to a high degree of uncertainty and risk. Blueprint Medicines, AYVAKIT, AYVAKYT and associated logos are trademarks of Blueprint Medicines Corporation. 3 Not for promotional

Blueprint’s scientific vision for mast cell driven diseases Leverage deep understanding of mast cell biology Optimize target and modality approach Pursue “pipeline in a pill” therapies to capture multiple blockbuster opportunities Establish strong POC and rapidly de-risk development 4

Mast cells are core drivers in a range of inflammatory diseases 5 • Central effector cell in many inflammatory diseases • Activation leads to release of multiple classes of inflammatory molecules with a broad range of physiological effects • KIT is a clinically validated master control switch for mast cells Proprietary image; AVYAKIT® avapritinib Non-KIT mast cell targets Mast cell adjacent targets KIT BLU-808 • Monotherapy opportunities to inhibit wtKIT, a primary mast cell target • Opportunities for novel regimens of combination approaches at intersections between therapeutic targets IgE Mast cell histamines cytokines Degranulation prostaglandins tryptase FceRI KIT KIT D816V AYVAKIT®/ elenestinib

Blueprint is poised to drive a new wave of innovation in allergic and inflammatory disease 6 Mast cells are key drivers of inflammatory responses, yet therapeutic interventions have focused on the mediators not the source. Directly inhibiting activation and degranulation of mast cells is an innovative approach to how we treat several allergic disorders. Blueprint is well positioned to succeed in large patient populations with significant medical need by delivering blockbuster medicines.

Directly targeting the mast cell stands out as an attractive opportunity in the allergy and inflammation space 7 Mast cell targeting Present Day TNF Histamine interleukins leukotrienes IgE KIT Note: bubble size is illustrative of the competitive intensity directed at each target Mediator Targeting MRGPRX2 Siglec-6

A Conversation with Dr. Becker Hewes and Dr. Mariana Castells Mast Cells: Powerful Drivers of Disease

Percy H. Carter A Blueprint for Targeting Mast Cells 21

We are achieving R&D scale by leveraging our strengths 22 PROVEN TRACK RECORD OF SUCCESS SCIENTIFIC EXPERTISE IN A/I & ONCOLOGY MODALITY AGNOSTIC DRUG DISCOVERY approved 2 medicines success rate from ~80% IND to POC development candidates 17 nominated AYVAKIT® (avapritinib) and elenestinib for systemic mastocytosis BLU-808 for mast cell diseases BLU-222 and BLU-956 for CDK2 vulnerable breast cancer Multiple research programs Targeted protein degrader platform Kinase inhibitor platform Additional exploratory research

KIT is a key regulator of mast cell activation and proliferation 23 IgE Mast cell histamines cytokines prostaglandins Degranulation tryptase FceRI KIT Mast cells drive disease and exacerbate inflammation KIT regulates mast cell survival Blueprint track record of success in mast cell drug development Combination approaches may broaden opportunities within and beyond KIT Proprietary image

Scientific leadership in KIT biology 24 Elenestinib IDRX-73* BLU-808 MUTATED KIT WILD-TYPE KIT KIT D816V inhibitor (Systemic mastocytosis) Next-generation KIT D816V inhibitor (Systemic mastocytosis) KIT KIT exon 13 inhibitor (Gastrointestinal stromal tumor) Wild-type KIT inhibitor (Mast cell-mediated diseases) 1 approved and 3 clinical-stage highly selective and potent KIT inhibitors designed by Blueprint scientists * IDRX-73, formerly known as BLU-654, was out-licensed to IDRx in 2022.

With BLU-808, tunable dosing could enable controlled reduction of mast cell number and activity 25 BLU-808 Created with BioRender.com Wide range of therapeutic utility Lower dose BLU-808 could reduce MC activation Higher dose BLU-808 could reduce MC number

Wild-type KIT inhibitor BLU-808 has first- and best-in-class potential

	BLU-808
Potency	
pKIT cellular IC_{50} (nM)	0.37
WT KIT-dependent proliferation IC_{50} (nM)	1.3
Human-derived $CD34^+$ mast cells: inhibition of CD63 extracellular expression IC_{50} (nM)	2.7
Human-derived $CD34^+$ mast cells: inhibition of histamine degranulation IC_{50} (nM)	8.6
Selectivity	
S(10) @ 3 µM	0.042
PDGFRA / PDGFRB / FLT3 cellular selectivity[a]	>300x/>400x/>9600x
CSF1R Kd selectivity	>800x
Brain penetrance ($Kp_{u,u}$)	0.021
Preclinical PK supports once daily oral dosing	

IND submission on-track for Q2 2024, then plan to initiate HV study

[a]Determined in a cellular assay. CSF1R, colony stimulating factor 1 receptor; FLT3, FMS-like tyrosine kinase 3; IC_{50}, half-maximal inhibitory concentration; PDGFRA/B, platelet-derived growth factor receptor alpha/beta; pKIT, phosphorylated KIT; S(10) @ 3 µM, selectivity score at a concentration of 3 µM; $Kp_{u,u}$, unbound brain to plasma partition

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BLU-808 inhibits activation of human-derived CD34+ mast cells

Decreased CD63 expression and histamine release in treated human-derived CD34+ mast cells stimulated with IgE and anti-IgE



Average IC50:
2.7 nM
CD63 expression % inhibition
120
100
80
60
40
20
0
−20
−40
0.01
0.1
1
10
100
1000
BLU-808 concentration (nM)
Average IC50:
8.6 nM
Histamine release % inhibition
BLU-808 concentration (nM)

BLU-808 is potent in two human-derived CD34⁺ mast cell assays

- BLU-808 inhibits the expression of CD63 at the cell surface, which is a marker of mast cell degranulation
- Inhibition of histamine release shows that BLU-808 can reduce degranulation and subsequent release of inflammatory molecules

Grassian, A et al, AAAAI 2024

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BLU-808 inhibits degranulation of human-derived CD34+ mast cells • BLU-808 targets the source of histamine and other mediators by preventing mast cell degranulation • Mast cells were labeled in green to visualize degranulation. Following stimulation, the increase in green fluorescence indicated that degranulation occurred in mast cells treated with vehicle and 5 µM cetirizine, however BLU-808 inhibited degranulation, as shown by reduced fluorescence intensity. • Cetirizine, a control here, is an antihistamine that does not affect degranulation in mast cells at lower concentrations1,2 Vehicle 10 nM BLU-808 5 µM cetirizine Grassian, A et al, AAAAI 2024; IgE, immunoglobulin E. 1. Church DS et al. World Allergy Organ J. 2011;4:S22–S27; 2. Fujimura R et al. Drug Discov Ther. 2022;16:245–250.

BLU-808 can decrease mast cells in an exposure-dependent manner • BLU-808 was administered for 7 days at different specific doses in rats • Mast cells were quantified by toluidine blue staining and showed a dose-dependent reduction • In vivo data in mouse model of asthma also support dose-dependent response Haired skin: Subcutis at high magnification, toluidine blue staining 0 14 64 176 * ** 50 40 30 20 10 0 Mast cells/mm2 of tissue AUC (ng*h/mL x 103) of BLU-808 Total mast cell % reduction from control: -- 35% 49% 92% Control animal BLU-808 treated Grassian, A et al, AAAAI 2024; AUC, area under curve. *, P<0.05; **, P<0.005; all per two-way analysis of variance with Tukey’s correction for multiple comparisons. Horizontal lines represent mean and standard deviation.

Potential to revolutionize the allergy/inflammation space with BLU-808 30 Respiratory Skin Gastrointestinal Systemic Atopic dermatitis Asthma Allergic rhinitis Food allergies Eosinophilic esophagitis Mast cell activation syndrome BREADTH OF ADDITIONAL INDICATIONS PROOF OF CONCEPT Chronic urticaria Healthy volunteers Phase 1 healthy volunteer safety, pharmacokinetic and pharmacodynamic data represent key de-risking event BLU-808 is a highly selective and potent oral wild-type KIT inhibitor with first- and best-in-class potential KIT is a well-validated target in chronic urticaria SAFETY

Thank you!